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                                                                     EXHIBIT 1.1




                                e-centives, Inc.

                             Shares of Common Stock

                          (nominal value USD 0.01 each)

                                  -------------

                             Underwriting Agreement

                                  -------------


                                                             September [_], 2000

swissfirst Bank AG
Bellariastrasse 23
8002 Zurich
Switzerland
(the "LEAD MANAGER")

The Managers named in Schedule 1 hereto
(the "MANAGERS")

Dear Sirs:

This agreement relates to the proposed offer and sale by e-centives, Inc. (the "COMPANY") of 3,700,000 shares (the "OFFERED SHARES") of the Company's common stock with a par value of USD 0.01 each. The Company is a stock corporation incorporated under the laws of the State of Delaware with its principal offices in Bethesda, Maryland, U.S.A. :

By a resolution of the Board of Directors of the Company dated September [ ], 2000, the Company authorized the issuance of the Offered Shares (the "OFFERING"); the existing shareholders of the Company have waived the rights to subscribe the Offered Shares. As of September [a], 2000, prior to the issuance of the Offered Shares the Company has issued and outstanding [ ] fully paid shares of common stock (referred to hereinafter from time to time as the "SHARES") with a par value of USD 0.01 each.

The Lead Manager, together with the Managers, proposes, subject to the terms and conditions stated herein, to purchase the Offered Shares and to sell to investors the Offered Shares as set out herein.
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A registration statement on Form S-1, and [three] amendments thereto, with respect to the Offered Shares has (i) been prepared by the Company in conformity with the requirements of the United States Securities Act of 1933 (the "Securities Act") and the rules and regulations (the "Rule and Regulations") of the United States Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and
(iii) become effective under the Securities Act. Copies of such registration statement and the amendments thereto have been delivered by the Company to you as the Lead Manager. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act; "Registration Statement" means such registration statement, as amended at the Effective Time, including all information contained in the final prospectus filed with the Commission and "Prospectus" means such final prospectus, as first filed with the Commission after the Registration Statement became effective (the Preliminary Prospectus and the Final Prospectus are referred to herein collectively as the "OFFERING DOCUMENTS"). The Company hereby confirms that it has authorised the use by the Managers of the Offering Documents, as the same may be amended or supplemented by the Company from time to time, in connection with the offer and sale of the Offered Shares, so long as such use by the Managers does not violate applicable law.

You have informed us that the Managers are simultaneously entering into an agreement among Managers which sets forth certain understandings and agreements among the Managers in connection with the offer and sale of the Offered Shares contemplated hereby. You have also informed us that the Managers will only use the Offering Documents, as amended or supplemented, in connection with the offer and sale of the Offered Shares contemplated hereby and in compliance with applicable law.

1.       Subscription, Sale, Underwriting, Purchase and Listing

         On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth:

         (a)       Subscription of Offered Shares by the Lead Manager

                   (i) The Company agrees to sell the Offered Shares to the Lead Manager and the Lead Manager agrees to purchase the Offered Shares. The price of the Offered Shares shall be CHF [--] per share (the "PER SHARE PRICE"). The aggregate "Purchase Price" of the Offered Shares shall be paid as follows:

                                    (1)   The Lead Manager will pay the Company,
                                          at a non-interest bearing account to
                                          be opened by the Company with the Lead
                                          Manager on or before the next business
                                          day following the date of this
                                          Agreement, the amount of USD 0.01 per
                                          Offered Share (the "NOMINAL AMOUNT");
                                          and


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                                    (2)   The Lead Manager will pay the balance
                                          of the Purchase Price converted into
                                          USD at the USD/CHF exchange rate
                                          appearing on the Closing Date as of
                                          2.00 p.m. (Zurich time) on Reuter
                                          Screen (at present page USD=CHF) on
                                          the Closing Date as set forth in
                                          Section 4(c) herein.

                                  In consideration of the payment of the Nominal Amount and the obligation of the Lead Manager to pay for the balance of the Per Share Price as provided in Section 1(a)(i) herein, the Company shall issue the Offered Shares to the Lead Manager and the Company shall prepare, or cause to be prepared a stock certificate representing the Offered Shares (the "Global Certificate") in the name of the Lead Manager; provided that the Company shall be under no obligation to deliver the Global Certificate (or any other certificate representing the Offered Shares) to the Lead Manager unless and until the transactions contemplated to occur on the Closing Date are consummated in accordance with Section 4 hereof.

                    (ii) Upon receipt of the full Nominal Amount, the Company will take all steps necessary to ensure that the Offered Shares will be duly and validly issued to the Lead Manager and will be freely transferable by the Lead Manager as set forth in this Agreement. The Company will, if and when reasonably requested by the Lead Manager, take all steps necessary to record all issued and outstanding shares of the Company with SIS SegaInterSettle AG ("SIS"), the Swiss securities services corporation.

                    (iii) Immediately after the issuance of the Offered Shares as provided in Section 1(a)(i) hereof, the Company will deliver to the Lead Manager and the SWX Swiss Exchange a written confirmation of the Company's Secretary evidencing the Company's outstanding capital stock.





         (b) The Company mandated the Lead Manager to make an application on its behalf for the Shares to be listed for trading on the New Market segment of the SWX Swiss Exchange; and the Lead Manager agreed to make such application and to use its best efforts to obtain such listing as promptly as possible.


         (c) In consideration of the agreement by the Lead Manager to purchase Offered Shares as set forth above, the Company shall pay to the Lead Manager aggregate management, selling and underwriting commissions of 7 (seven) per cent of the Per Share Price per Offered Share sold in the Offering (the "MANAGERS' COMMISSION"). The Lead Manager shall be entitled to deduct the Managers' Commission from the Per Share Price to be paid for the Offered Shares pursuant to Section 4 of this Agreement. The Lead Manager will arrange the distribution of the Managers' Commission to the other


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                    Managers in accordance with the terms and conditions of an agreement among managers.



2.       Representations and Warranties

         (a)        The Company represents and warrants to each Manager that:

                    (i) Each Preliminary Prospectus, at the date thereof, did not and does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Final Prospectus, at the date thereof and, as it may thereafter be amended or supplemented, at the date of any such amendment or supplement and on the Closing Date (as defined in Section 4 hereof), will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, insofar as material to the business or financial condition of the Company and any opinions and beliefs expressed in the Preliminary Prospectus are truly and honestly held; provided that no representation or warranty is made as to information contained or omitted from the Offering Documents in reliance upon and in conformity with information furnished to the Company through the Lead Manager or its representatives on behalf of the Managers.

                    (ii) The issued and outstanding share capital of the Company is as set forth in the Offering Documents under the heading "Description of Capital Stock"; all of the issued and outstanding Shares (other than the Offered Shares) have been validly issued, are fully paid and no amounts were repaid and the Offered Shares, when issued, paid as provided in Section 1 (a) and delivered by the Company, will be validly issued; the Offered Shares conform in all material respects to all statements relating thereto contained in the Offering Documents; and the Offered Shares will be issued free from all pledges, adverse claims, equities, liens and other third party rights of any nature whatsoever and the subscribers thereof will be entitled to participate in all dividends and other distributions hereafter declared, paid or made on or in respect of the shares of the Company;

                    (iii) Except as described in the Offering Documents, there are no outstanding securities of the Company convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, the Shares or any other class of shares of the Company (except as described in the Offering Documents).

                    (iv) Except as described in the Offering Documents, there has been no legal or arbitration proceeding by or against the Company within the last two years


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                                  that has had, and the Company does not believe
                                  that there are any pending or threatened legal or arbitration proceedings by or against it which would have a material adverse effect on the business or financial condition of the Company.

                    (v) Except as described in the Offering Documents, the Company own or have had licensed to them or otherwise have the benefit or use under the authority of the owners thereof of all patents, patent rights, inventions, trademarks, service marks, trade names and copyrights (in each case, registered or not) which are necessary for the conduct of the business of the Company as currently conducted as described in the Offering Documents; and, except as described in the Offering Documents, there are no unresolved claims that the Company has infringed any patents, patent rights, inventions, trademark rights, service marks, trade names or copyrights of others and, to the best knowledge of the Company, no persons are infringing the patents, patent rights, inventions, trademark rights, service marks, trade names or copyrights of the Company, which would be reasonably likely to have a material adverse effect on the business or financial condition of the Company.

                    (vi) The Company has all material concessions, licenses, franchises, permits, authorizations, approvals and orders of and from all governmental regulatory officials and bodies that are necessary to own or lease its properties and to conduct its business as currently conducted.

                    (vii) No material labour dispute with the employees of the Company exists or, to the knowledge of the Company, is threatened or imminent.

                    (viii) The Company is not in violation of any applicable law or regulation relating to occupational safety and health or to the storage, handling or transportation of hazardous or toxic materials, and the Company has received, and is in compliance with all terms and conditions of, all permits, licenses and other approvals required of it under applicable occupational safety and health and environmental laws and regulations to conduct its business as currently conducted; except where failure to comply would not have a material adverse effect on the business or financial condition of the Company.

                    (ix) The Company is not currently prohibited from paying any dividends or from making any other distribution on the Company's capital stock, respectively, out of surplus (as defined by applicable law) or from repaying to the Company or its shareholders, respectively, any loans or advances to the Company from such shareholders.

                    (x) No default exists, and no event has occurred which, with the giving of notice or lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any


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                                  indenture, mortgage, deed of trust, loan
                                  agreement or other material agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, which default is, or could become, material to the business or financial condition of the Company.

                    (xi) Except as disclosed in the Offering Documents, since January 1, 2000, (A) the Company has not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (B) there has not been any change in the capital stock of the Company, or any increase in long-term debt or any decrease in shareholders' equity of the Company, (C) there has not been any significant decrease, when compared to the comparable period in the prior year, in sales, operating income or net income of the Company, (D) there has not been any material adverse change, or any development reasonably likely to result in a material adverse change, in or affecting the condition (financial or otherwise), business, shareholders' equity or results of operations of the Company.

                    (xii) The annual and interim financial statements set forth in the Offering Documents were prepared in accordance with US generally accepted accounting principles (US GAAP), subject in the case of interim financial statements, to normal year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes, and presents fairly the financial position of the Company at and as of the dates specified therein.

                    (xiii) The Company has complied with all requirements under its respective law of incorporation to file its financial statements (or other financial information) with the respective local court, commercial register or other applicable governmental authority, entity or court, and with all other publication, notification or registration requirements relating thereto, if any.

                    (xiv) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to enter into this Agreement and consummate the transactions contemplated herein and to own its properties and conduct its business as currently conducted, and has been duly qualified as a foreign corporation for the transaction of business under the laws of each jurisdiction other than its jurisdiction of incorporation in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), business, shareholders' equity or results of operations of the Company.


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                    (xv)          This Agreement has been duly authorised,
                                  executed and delivered by the Company and constitutes the legal, valid, binding and enforceable obligation of the Company, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

                    (xvi) The execution and delivery of, compliance with and consummation of the transactions contemplated by this Agreement by the Company will not

                                  (A)   conflict with or result in a breach or
                                        violation of any of the terms or
                                        provisions of, or constitute a default
                                        under, any indenture, mortgage, deed of
                                        trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; or

                                  (B) result in a violation of the provisions of the constitutive documents of the Company, or any statute, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, which conflict, breach, violation or default would have a material adverse effect on the business or financial condition of the Company or would impair the ability of the Company to consummate, or would otherwise materially adversely affect, the transactions contemplated hereby; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except (i) the approval for listing of the Shares by the SWX Swiss Exchange, and (ii) such as have already been obtained and are in full force and effect.

                    (xvii) Neither the Company, nor any person acting with its or their authority on its behalf (other than the Managers), has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Offered Shares under the securities laws of any country other than Switzerland and the U.S.A.



                    (xviii) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any Offered Shares which are purchased by the Managers (except as contemplated by this Agreement).

                    (xix) Except for the taxes referred to in Section 5(a)(viii), no other stamp or issuance or transfer taxes or duties, and no capital gains, income, with-


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                                  holding or other taxes are payable in the
                                  United States or to any political subdivision or taxing authority thereof or therein by or on behalf of any purchaser of Offered Shares from the Company or the Managers in connection with the sale and delivery by it of Offered Shares to or for the respective accounts of such purchaser or the Managers in the manner contemplated by this Agreement.

                    (xx) The Company has obtained public liability, property and other insurance to the extent customary for the operation of its business, and all related policies of insurance are, and will be on the Closing Date, in full force and effect.

3.       Offering by the Managers

         The Managers propose to offer the Offered Shares for sale upon the terms and conditions set forth in the Offering Documents, as amended or supplemented. In this connection, each Manager represents and agrees that:



         (a)

                    It has complied and will comply with all applicable Swiss laws and rules, regulations and governement and stock exchange orders, if any.


         (b) Save in relation to offers and sales in Switzerland and the U.S.A., where the Offered Shares have been registered, but no offers or sales have been or will be made, no action has been or will be taken in any jurisdiction by the Managers that would permit a public offering of the Offered Shares or possession or distribution of any Offering Document or any other offering or publicity material relating to the Offered Shares in any country or jurisdiction where action for that purpose is required. Each Manager will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers the Offered Shares or has in its possession or distributes any Offering Document or any such other material. The Company will have no responsibility for, and each Manager will obtain any consent, approval or permission required by it for, the acquisition, offer, sale or delivery by it of the Offered Shares under the laws and regulations in force in any jurisdiction to which it is subject or in or from which it makes any acquisition, offer, sale, or delivery. No Manager is authorised to make any representation or use any information in connection with the issue and sale of the Offered Shares other than as contained in the Offering Documents or any amendment or supplement thereto.

         (d) It has complied and will comply with all applicable US laws and rules, regulations and governmental and stock exchange orders, if any.


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4.       Delivery and Payment



         (a) At the latest two Business Days immediately preceding the Closing Date (as defined in Section 4 (d) below), the Managers shall give instructions to the Lead Manager as to the number of Offered Shares to be credited against payment of the Per Share Price on the Closing Date to the accounts of the Managers through the book-entry facilities of SIS, Clearstream Banking, societe anonyme ("CLEARSTREAM") and Morgan Guaranty Trust Company of New York, as operator of the Euroclear System ("EUROCLEAR") together with the details of such accounts. As used in this Agreement, "BUSINESS DAY" means each day on which the SWX Swiss Exchange ("SWISS EXCHANGE") is open for dealings.

         (b) On or before the Business Day immediately preceding the Closing Date, the Lead Manager and the Managers, respectively, shall give instructions to SIS, Clearstream Banking and Euroclear, respectively, as to the number of Offered Shares to be settled on the Closing Date through the facilities of SIS, Clearstream Banking or Euroclear, together with the details of such accounts.

         (c) On the date no later than the [4th] business day following the initial listing and trading of the Offered Shares on the SWX New Market of the SWX Swiss Exchange, or at such other date as the Company and the Lead Manager may agree (the "CLOSING DATE"), the following payments shall be made with value as of the Closing Date:

                    (i) Each Manager shall pay the Per Share Price for the Offered Shares purchased by it in CHF in the amounts and to the account or accounts to be notified to it by the Lead Manager.

                    (ii) The Lead Manager shall pay to the Company the Per Share Price for the Offered Shares less the Nominal Amount to the extent paid and the Managers' Commission for the Offered Shares.


                    All payments referred to in this Section 4 shall be credited with value as of the Closing Date to the relevant parties at the designated accounts in immediately available funds.



         (e) The documents to be delivered on the Closing Date by or on behalf of the parties hereto pursuant to Section 7 hereof will be delivered at the offices of the Lead Manager in Zurich or at such other location as the parties hereto may agree (the "CLOSING LOCATION") on the Closing Date.


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5.       Agreements

         The Company agrees with each Manager as follows:

         (i) The Company has prepared and will prepare, as the case may be, the Offering Documents in a form mutually acceptable to the Company and the Lead Manager and, unless such amendment or supplement is required to correct a material misstatement or material omission or to comply with any applicable laws and regulations, including the Securities Act and the Rules and Regulations, will make no amendment or supplement to any Offering Document without the prior written consent of the Lead Manager, which consent shall not be unreasonably withheld or delayed.

         (ii) The Company will furnish to the SWX Swiss Exchange any and all documents (including, without limitation, an updated excerpt from the commercial register), instruments, information and warranties that may be necessary or advisable in order to obtain and maintain the listing of the Shares for trading on the SWX New Market segment of the Swiss Exchange. The Company will sign the Offering Documents, including the relevant prospectus and any other necessary documents to conform with the listing requirements of the SWX New Market segment of the Swiss Exchange, and will deliver the same to the Lead Manager in due course to ensure the timely listing of the Shares.

         (iii) The Company will furnish to the Lead Manager and its counsel, as many copies of each Offering Document as the Lead Manager may from time to time reasonably request, and if, prior to the completion of the distribution of the Offered Shares (as determined by the Lead Manager) but not later than 30 days after the Closing Date, any event shall have occurred as a result of which any Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement any Offering Document to comply with applicable law, the Company, immediately upon becoming aware of any such event or necessity, will notify the Lead Manager and upon its request prepare and furnish to each Manager as many copies as the Lead Manager may from time to time reasonably request of amended Offering Documents or supplements to the Offering Documents which will correct such statement or omission or will effect such compliance.


         (iv) Neither the Company nor any person acting with its or their authority on its or their behalf (other than the Managers) will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Offered Shares under the securities laws of any country other than Switzerland and the U.S.A.


         (v) It will bear and pay any stamp, transfer, registration, documentary or similar taxes or duties (including interest and penalties, if any) in connection with (A) the issue of the

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                 Offered Shares (B) the sale of the Offered Shares to the Lead
                 Manager and (C) the sale of the Offered Shares from the Lead Manager to the purchasers of the Offered Shares. The Lead Manager will effect payment of the taxes and duties referred to under (B) and (C) above to the relevant authorities, whereas the Company will effect payment of the taxes and duties referred to under (A) above.

6.         Payment of Expenses


         The Company covenants and agrees with the Lead Manager that, in addition to its other obligations hereunder, it will pay or cause to be paid the following:

         (i) all expenses in connection with the preparation and filing of the Offering Documents and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Managers;



         (ii) such expenses and listing fees as required in connection with the listing of the Shares for trading on the SWX New Market segment of the Swiss Exchange;

         (iii) the cost of preparing certificates in definitive form representing Offered Shares if required by purchasers of the Offered Shares;


         (iv) the fees and expenses of its outside legal, financial and other advisors in connection with the transactions contemplated herein;


         (v) the fees and expenses of the Company's independent accountants KPMG in connection with certain confirmations and other reports given by them in connection with the preparation of the Offering Documents and the offer and sale of the Offered Shares; and

         (vi) all other costs and expenses incident to the performance of its obligations hereunder.

         The Lead Manager coventants and agrees with the Company that, in addition to its other obligations hereunder, it will pay or cause to be paid the following:

         (i) all expenses in connection with the printing and distribution of the Offering Documents and supplements thereto, including the mailing and delivering of copies thereof to the Managers and the investors;

         (ii) the cost and expenses of the Lead Manager in connection with the preparation of materials for "road show" presentations to be made to prospective investors; and


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         (iii)   the fees and expenses of its outside legal, financial and other advisors in connection with the transactions contemplated herein;

         (iv) all other costs and expenses incident to the performance of its obligations hereunder.


7.       Conditions Precedent; Termination

         (a) The obligations of the Lead Manager to purchase and pay for the Offered Shares and to procure investors set forth in
                   Section 1 and Section 4, as the case may be, are subject to the satisfaction of the following conditions precedent (to the extent the obligations are not to be performed prior to the date of the occurrence of such conditions):

                   (i) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

                   (ii) there having been no event making any of the undertakings and warranties contained in Sections 2 or 5 untrue or incorrect and the Company not having been in non-compliance with any of their other undertakings and covenants set forth in this Agreement, in each case material for the Offering;

                   (iii) approval by the Admission Board (Zulassungsstelle) of the SWX Swiss Exchange of the application for the Shares to be listed for trading on the SWX New Market segment of the Swiss Exchange;

                   (iv) delivery to the Managers, except to the extent waived by the Lead Manager in writing (x) on the date hereof and (y) on the Closing Date:


                            (A) legal opinions, substantially in the agreed form, from Hogan & Hartson, L.L.P., transaction counsel to the Company;

                            (B) certificates addressed to the Managers signed by the Company and dated the Closing Date to the effect stated in Section 7(a)(ii) as regards their respective warranties and undertakings contained in Sections 2 and 5;

                            (C) a comfort letter from the auditors of the Company substantially in the agreed form; and

                   (v) a resolution by the Board of Directors of the Company authorising and approving the Offering and all actions taken or to be taken in connection therewith including, without limitation, the execution and delivery of this Agreement and the implementation of all transactions contemplated hereby; and

                   (vi) execution and delivery of an agreement with the Company's Registrar and Transfer Agent, substantially in the agreed form; and

                   (vii) delivery by the Company at closing of the Global Certificate.

                    Documents in the agreed form means documents in the form signed for identification on the date hereof by the Lead Manager.

                    If any of the foregoing conditions set forth in Section 7(a)(ii), (iii) (iv) and (v) is not satisfied between the date hereof and the Closing Date, or if the Lead Manager has determined that a Material Adverse Change as contemplated under Section 8 of this Agreement has occurred, the Lead Manager may terminate this Agreement and the Managers shall be released and discharged from their respective obligations hereunder.; provided that once the Company repays to the Lead Manager the Nominal Amount, the neither the Lead Manager nor any other party shall have any rights of any kind in or to the Offered Shares (which shall be cancelled) and the Company shall have no obligation to deliver the Global Certificate (or any other certificate representing any or all of the Offered Shares) to the Lead Manager or any other third party; provided further that the Lead Manager shall execute and deliver any and all agreements, certificates or other documents reasonably requested by the Company to evidence the foregoing.

         (b)        Notwithstanding the foregoing provisions of this Section 7,

                   (i) the obligations of the Company to pay the costs, charges and expenses, to the extent incurred, as provided for in Section 6 shall continue in full force and effect; and

                   (ii) any liability (including as to indemnification) as a result of any prior breach of the provisions of this Agreement shall continue in full force and effect.


8.       Material Adverse Change

         The Lead Manager may terminate this Agreement in accordance with
         Section 7 of this Agreement from the date hereof until the Closing Date, in relation to the obligations of the Managers to purchase the Offered Shares other than the Offered Shares, if, in either case, in the opinion of the Lead Manager (i) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Documents, except as disclosed in the Offering Documents, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects or the Company considered as one enterprise, whether or not arising in the ordinary course of business; or (ii) there has occurred any material adverse change in the financial markets in the United Kingdom, the United States, Switzerland or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions in the United Kingdom, the United States or Switzerland and the effect of such change or development is such as to make it impossible or impracticable to market the Offered Shares or to enforce contracts for the sale of the Offered Shares; or (iii) trading generally on either the Swiss Exchange, the London Stock Exchange or NASDAQ Stock Market or the New York Stock Exchange or in the over-the-counter market in Switzerland or in the United States has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the United States Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any other governmental authority; or (iv) a banking moratorium has been declared by the United States, New York State, Switzerland or the United Kingdom; or (v) there has been a material change, or an official announcement by a competent authority of a prospective material change, in Swiss, United Kingdom or United States taxation affecting the transfer of the Shares; or (vi) there has been a material adverse change in currency rates; or (vii) there occurred an imposition of additional exchange controls by Switzerland, any member or associate of the European Union or the United States (each of the afore (i), (ii),
         (iii), (iv), (v), (vi) and (vii) hereinafter referred to as a "MATERIAL ADVERSE CHANGE").


9.       Indemnification

         (a) The Company will indemnify and hold harmless each Manager against any losses, claims, damages or liabilities, joint or several, to which such Manager may become subject, under Swiss law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon
               (i) an untrue statement or alleged untrue statement of a material fact contained in any Offering Document, including any amendment or supplement thereto, (ii) the omission or alleged omission to state in any Offering Document, including any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading or (iii) any breach by the Company of its respective representations, warranties or obligations under this Agreement, and will reimburse each Manager for any legal or other expenses reasonably incurred by such Manager in connection with defending any such action or claim as such expenses are incurred.

         (b) Each Manager will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under Swiss law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach by such Manager of its representations, warranties or obligations in this Agreement, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with defending any such action or claim as such expenses are incurred.

         (c) The Lead Manager will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the issuance of the Offered Shares to the Lead Manager prior to Closing and the Lead Manager's subsequent transfer of any of the Offered Shares, in the event that this Agreement is terminated pursuant to Section 7 hereof.

         (d)   Promptly after receipt by an indemnified party under subsection
               (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall have the option to assume the defense thereof including the employment of legal advisors approved by the indemnified party (such approval not to be unreasonably withheld), subject to the payment by the indemnifying party of all expenses. Any indemnified party shall have the right to employ separate legal advisors in any such action and defend or participate in the defense thereof, but the fees and expenses of such legal advisors shall be borne by such indemnified party, unless the indemnifying party has specifically authorised the employment thereof or has failed to assume such defense and to employ legal advisors approved as a aforesaid for such purpose. The indemnifying party shall not be liable to indemnify any indemnified party for any settlement of any claim, action or demand made without its consent (such consent not to be unreasonably withheld), unless the indemnifying party fails to assume the defense thereof and to employ legal advisors as aforesaid for such purpose.

         (e) The obligations of the Company under this Section 9 shall be in addition to any liability which any of them may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Manager and to each person, if any, who controls, is controlled by or is under common control with any Manager; and the obligations of the Managers under this
               Section 9 shall be in addition to any liability which the respective Managers may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and shareholder of the Company and to each person, if any, who controls, is controlled by or is under common control with any of the foregoing (to the extent applicable).


10.      Representations and Indemnities to Survive

         The respective indemnities, agreements, warranties and other statements of the Company and the several Managers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statements as to the results thereof) made by or on behalf of any Manager or any officer or director of any Manager or any person who controls, is controlled by or is under common control with any Manager, or made by or on behalf of the Company or any officer or director of the Company or any person who controls, is controlled by or is under common control with the Company, and shall survive delivery of and payment for the Offered Shares.

11.      Reimbursement on Termination or Default

         If for any reason any Offered Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Managers through the Lead Manager for all out-of-pocket expenses approved in writing by the Lead Manager, including fees and disbursements of counsel, reasonably incurred by the Managers in making preparations for the purchase, sale and delivery of the Offered Shares not so delivered by the Company, but the Company shall then be under no further liability to any Manager in respect of such Offered Shares, except as provided in Sections 6 and 9 hereof.


12.      Stabilisation

         The Lead Manager may, to the extent permitted by, and in accordance with, applicable laws and regulations, overallot and effect transactions on the Swiss Exchange in connection with the offer and sale of the Offered Shares with a view to establishing or maintaining the market price of the Offered Shares at levels which might not otherwise prevail, and any profit or loss resulting from such overallotment and stabilisation shall be retained or borne (as the case may be) by the Lead Manager. The Company shall not as a result of any action taken by the Lead Manager under this Section 12 be obliged to issue to the Lead Manager any Shares in excess of the number of Offered Shares to be sold as set forth in Section 1 of this Agreement.


13.      Notices

         All statements, requests, notices and agreements, hereunder shall be in writing with copies to each of the Lead Manager and the Company and if to the Managers shall be delivered or sent by mail, telex or facsimile transmission to the Managers care of (i) swissfirst Bank AG, Bellariastrasse 23, 8002 Zurich, Attention: Capital Markets, facsimile transmission No. (+41-1) 204-8181 if to e-centives, Inc., 6903 Rockledge Drive, Suite 1200, Bethesda, Maryland U.S.A., 20817,
         Attention: General Counsel, facsimile transmission No. (301) 564-6250. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.


14.      Successors

         This Agreement shall be binding upon, and inure solely to the benefit of, the Managers, the Company and, to the extent provided in Section 9 hereof, the officers, directors and shareholders of, and each person who controls, is controlled by or is under common control with the Company, or any Manager, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Offered Shares from any Manager shall be deemed a successor or assign by reason merely of such purchase.

15.      Governing Law

         This Agreement shall be governed by and construed in accordance with the law of Switzerland.


16.      Submission to Jurisdiction

         (a) The Company irrevocably (i) agrees that any legal suit, action or proceeding against it brought by any Manager or by any officer or director of any Manager or by any person who controls, is controlled by or is under common control with any Manager arising out of or based upon this Agreement or the transactions contemplated herein shall be brought in the commercial court of the Canton of Zurich (Handelsgericht) in Zurich, Switzerland, with the right of appeal to the Swiss Federal Supreme Court (Schweizerisches Bundesgericht) (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such court in any such suit, action or proceeding.

         (b) Each of the Managers irrevocably (i) agrees that any legal suit, action or proceeding against it brought by the Company or by any officer or director of the Company or by any person who controls, is controlled by or is under common control with the Company arising out of or based upon this Agreement or the transactions contemplated herein shall be brought in the commercial court of the Canton of Zurich (Handelsgericht) in Zurich, Switzerland, with the right of appeal to the Swiss Federal Supreme Court (Schweizerisches Bundesgericht) (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such court in any such suit, action or proceeding.


17.      Counterparts

         This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.


18.      Severability

         Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be unenforceable or invalid under applicable law, such provision shall be ineffective only to the extent of such unenforceability or invalidity and be replaced by such valid and enforceable provision which the parties bona fide consider to match as closely as possible the invalid or unenforceable provision, attaining the same or a similar economic effect. The remaining provisions of this Agreement shall under all circumstances continue to be binding and in full force and effect.

           If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Managers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Managers and the Company.


                                           Very truly yours,


                                           e-centives, Inc.



                                            By:
                                                    ---------------------------
                                                    Name:
                                                    Title:


                                            By:
                                                    ---------------------------
                                                    Name:
                                                    Title:



Accepted as of the date hereof:


swissfirst Bank AG




By:
       --------------------------
       Name:
       Title:


PICTET & CIE




By:
       --------------------------
       Duly Authorized Attorneys

                                                                      SCHEDULE 1





                               Number of
                               New Shares
                            to be purchased
----------------------------------------------------------------------------------
swissfirst Bank AG                    3,200,000
----------------------------------------------------------------------------------
Pictet & Cie                    500,000
----------------------------------------------------------------------------------